Exhibit 8

                            CARTER, LEDYARD & MILBURN
                               COUNSELLORS AT LAW
                                  2 WALL STREET
                            NEW YORK, N.Y. 10005-2072

                                   -----------

                                 (212) 732-3200
                               FAX (212) 732-3232


                                                                   July 17, 2000

Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034

         Re:  Form S-3 Registration Statement
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Ladies and Gentlemen:

     We have acted as counsel to Avnet, Inc. (the "Company"), in connection with the proposed offer and sale of up to 388,186 shares of Common Stock of the Company (the "Shares") in connection with the Company's acquisition by merger, on July 3, 2000, of Savoir Technology Group, Inc. ("Savoir"). The offer and sale of the Shares are the subject of Post-Effective Amendment No.1 (the "Amendment") to the Registration Statement (Registration No. 333-36970) filed by the Company for the acquisition of Savoir.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based on and subject to the foregoing, we are of the opinion that the section entitled "Federal Income Tax Considerations" in the Amendment contains an accurate general description, under currently applicable law, of the principal United States federal income tax considerations that apply to purchasers of the Shares.


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     We consent to the filing of this opinion as an Exhibit to the Amendment. In giving this consent we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

                                                 Very truly yours,

                                                   /s/ Carter, Ledyard & Milburn